CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Real Estate Shares' 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Real Estate Shares Post-Effective Amendment No. 10 to Registration Statement File No. 33-65822 and Amendment No. 11 to Registration File No. 811-7870.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 25, 1997